EXHIBIT 10.3

                             CANCELLATION AGREEMENT

     THIS AGREEMENT is made on July 31, 2002 (the "Effective Date"), by and among FLAG Financial Corporation, a Georgia corporation ("FLAG"); FLAG Bank, a bank subsidiary of FLAG (the "Bank") (collectively, the "Employer"), and CHARLES
O.  HINELY,  a  resident  of  the  State  of  Georgia  (the  "Employee").


                                R E C I T A L S:
                                ---------------


     The Employer and the Employee entered into that certain employment agreement dated as of February 20, 2002 (the "Employment Agreement").

     The parties wish to cancel the provisions of the Employment Agreement except for the restrictive covenants and the enforcement provisions thereof, the provisions related to notice and attorneys' fees, and the definitional provisions.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.     Cancellation  of the Employment Agreement.  The Employer and the Employee
       -----------------------------------------
agree to cancel all provisions of the Employment Agreement, except for the Surviving Provisions (as defined in Section 7 of this Agreement). The Employee will tender his resignation as Executive Vice President and Chief Financial Officer of FLAG and the Bank, as Secretary of the Boards of Directors of FLAG and the Bank, and as a member of the Board of Directors of the Bank, with such resignations to be effective no later than the Effective Date.

     2.     Consideration.  In  full  and  complete  settlement  of  any and all
            -------------
obligations of the Employer to the Employee under the Employment Agreement, the Employer shall pay to the Employee a lump-sum cash payment equal to $785,000, which amount shall be payable on the Effective Date or as soon as practicable thereafter.

     Notwithstanding any other provision of this Agreement to the contrary, if the aggregate of the payments provided for in this Agreement and the other payments and benefits that the Employee has the right to receive from the Employer (the "Total Payments") would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Employee shall receive the Total Payments unless (a) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee and the amount of any excise taxes payable by the Employee under Section 4999 of the Code (the "Excise Taxes")) if the Employee were to receive the Total Payments has a lesser aggregate value than (b) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee) if the Employee were to receive the Total Payments reduced to the largest amount as would result in no portion of the Total Payments being subject to Excise Taxes (the "Reduced Payments"), in which case the Employee shall only be entitled to the Reduced

Payments. If the Employee is to receive the Reduced Payments, the Employee shall be entitled to determine which of the Total Payments, and the relative potions of each, are to be reduced.

     3.     Continued  Employment.  The  Employee will continue in the employ of
            ---------------------
the Bank for the period beginning August 1, 2002 and ending on December 31, 2003 or any earlier date of termination of this Agreement pursuant to Section 4 hereof (the "Term"). The Employee will be employed as a Project Coordinator and will be subject to the direction of the President of FLAG or his designee(s). The Employee shall perform and discharge well and faithfully the authority, duties and responsibilities which may be assigned to the Employee from time to time by the President of FLAG or his designee(s). The Employee shall receive the following salary and benefits during the Term:

          (a)  Base  Salary. The Employee shall be compensated at a base rate of
               ------------
     Twenty-Five Thousand Dollars ($25,000) per year ("Base Salary"). The Base Salary shall be payable in accordance with the Bank's normal payroll practices.

          (b)  Incentive  Compensation. The Employee shall be eligible for bonus
               -----------------------
     compensation in an amount determined by the Board of Directors of the Bank in its sole discretion based on the Employee's performance as evaluated by the Board of Directors of the Bank.

          (c)  Business  Expenses.  The  Bank  shall  reimburse the Employee for
               ------------------
     reasonable business expenses (including travel expenses) incurred by the Employee in performance of the Employee's duties for the Bank, subject to the approval of the Board of Directors of the Bank; provided, however, that the Employee, shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies as may be adopted from time to time by the Bank and in sufficient detail to comply with the rules and regulations promulgated by the Internal Revenue Service.

          (d)  Benefits.  The Employee shall be entitled to such benefits as may
               --------
     be available from time to time for employees of the Bank similarly situated to the Employee. All such benefits shall be awarded and administered in accordance with the Bank's standard policies and practices. Such benefits may include, by way of example only, profit sharing plans, retirement or investment funds, dental, health, disability insurance and such other benefits as the Bank deems appropriate.

     4.     Termination  of  Employment.  During  the  Term,  the  Employee's
            ---------------------------
employment with the Bank under this Agreement may be terminated only as follows:

          (a) By the Bank for Cause (as defined in the Employment Agreement), in which event the Bank shall have no further obligation to the Employee except for the payment of any amounts earned and unpaid as of the effective date of termination;

          (b) By the Bank without Cause or by the Employee for Cause, in which event the Bank shall pay to the Employee a lump sum cash payment in an amount equal to the product of the Employee's Base Salary and a fraction, the numerator of which is the number of months remaining from the effective date of termination until December 31, 2003 and the denominator of which is seventeen (17), plus the payment described in Section 5 hereof;

          (c) By the Employee without Cause, in which event the Bank shall have no further obligation to the Employee except for the payment of any amounts earned and unpaid as of the effective date of termination plus the payment described in Section 5 hereof;

          (d) At any time upon mutual, written agreement of the parties, in which event the Bank shall have no further obligation to the Employee except for the payment of any amounts earned and unpaid as of the effective date of termination plus the payment described in Section 5 hereof; or

          (e) At any time upon the death of the Employee, in which event the Bank shall have no further obligation to the Employee except for the payment of any amounts earned and unpaid as of the effective date of termination.

     5.     Additional Lump Sum Payment.  On the last day of the Term or as soon
            ---------------------------
as practicable thereafter, the Bank shall pay to the Employee a lump sum cash payment equal to $21,888, unless the Employee is terminated by the Bank for Cause or the Agreement terminates due to the death of the Employee, in which event the Employee shall not be entitled to the payment described in this
Section  5.

     6.     Assignment. No party hereto may assign or delegate this Agreement or
            ----------
any of its or his rights and obligations hereunder without the written consent of the other parties hereto.

     7.     Entire  Agreement.  This  Agreement,  together  with  the  Surviving
            -----------------
Provisions, embody the entire agreement of the parties hereto relating to the subject matter hereof and supersede any and all prior agreements. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto. The definitional provisions of the Employment Agreement corresponding to the defined terms used, but not otherwise defined, herein; and Sections 5, 6, 7, 8, 9, 12 and 16 of the Employment Agreement are referred to herein as the "Surviving Provisions." Sections 6, 7 and 8 of the Surviving Provisions shall be given effect only upon the Employee's voluntary resignation as an employee of the Bank.

     8.     Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with any applicable federal law and the substantive laws of the State of Georgia, without reference to its conflict of laws provisions.

     9.     Survival.  The  obligations of the parties as expressly set forth in
            --------
Sections 2 and 5 hereof and the provisions described in Section 7 hereof shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

                                     FLAG  FINANCIAL  CORPORATION

                                     By:     /s/  J.  Daniel  Speight
                                             -------------------------------

                                     Title:  President
                                             -------------------------------


                                     FLAG  BANK

                                     By:     /s/  Stephen  W.  Doughty
                                             -------------------------------

                                     Title:  EVP
                                             -------------------------------



                                     /s/  Charles  O.  Hinely
                                     ---------------------------------------
                                     CHARLES  O.  HINELY